UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

ARCONIC CORPORATION
(Name of Registrant as Specified In Its Charter)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

The following list of frequently asked questions and answers was sent via email by Timothy D. Myers, director and Chief Executive Officer of Arconic Corporation, a Delaware corporation (“Arconic”), to employees on May 4, 2023.

1.	What was announced today?

•
Arconic has entered into an agreement to be acquired by an affiliate of funds managed by Apollo Global Management, Inc. (“Apollo”), with a minority investment from Irenic Capital Management LP,  in a transaction that will position us to execute on our strategic goals. We expect the transaction to close in the second half of 2023, subject to customary closing conditions, including approval by the Company’s stockholders. Upon the closing of the transaction, Arconic will operate as a privately held company.

2.	Why did Arconic enter into this transaction?

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This transaction represents a realization of value for Arconic shareholders at a meaningful premium and enables the Company to execute its long-term strategic vision.  The Board decided to approve this transaction after thorough and thoughtful review of a range of value-creation opportunities for shareholders.

3.	Who is Apollo?

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Apollo is one of the world’s leading investment firms and has a long track record of providing its portfolio companies the flexibility to invest their resources in long-term strategies that have driven them to new levels of success.

4.	What are Apollo’s plans for Arconic?

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“Arconic’s talented management team and employees operate a set of premier global assets serving markets that are growing.  We are committed to investing significant capital in the Company to secure its competitive position and world-class product offering to continue building on Arconic’s journey,” said Gareth Turner, Partner at Apollo Global Management.

•	Strategic investments are expected to include:

1.	Upgrades to key machine centers to maximize the full potential of the Company’s unique production capabilities

2.	Technology upgrades to bring the Company’s plants and process controls to state-of-the-art standards

3.	Investments in projects that will provide for a cleaner environment in the communities in which the Company operates

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Mr. Turner also commented, “As aluminum continues to win share in markets seeking sustainable, high-performing material across a wide variety of applications, we believe there is a strong runway for growth in markets throughout the world.  We are looking forward to supporting Arconic’s experienced team with our resources and knowledge in the sector to help the Company achieve its long-term goals.”

•
Itai Wallach, Partner at Apollo, commented, “We have tremendous respect for Arconic and its people and are fully committed to continuing Arconic’s unwavering support for its employees throughout the world through a strong culture of employee engagement, respecting and protecting the collective bargaining process and by focusing on strengthening the security of the Company’s pension plans, such that the Company’s commitments remain secure.  We look forward to partnering with the Company in its next phase of growth.”

5.	How will the transaction impact Arconic employees?

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This announcement is just the first step toward completing this transaction, and it is business as usual at Arconic.  We are relying on you to stay focused on your day-to-day responsibilities, and to continue serving our customers, stakeholders, and others as you always have.

6.	Will this transaction have any impact on benefits and compensation?

•	Until the transaction closes, we will operate under our current compensation and benefit programs.

•	In the meantime, we can note that Apollo’s general approach is to maintain comparable benefits and compensation programs. To the extent there will be any changes, we would inform you in advance.

7.	I own Arconic stock. What will happen to employees’ stock? What happens to equity that has been granted, but is unvested?

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Employees who are stockholders of Arconic will receive $30.00 in cash for each share of Arconic that they own, including equity grants that have vested and not yet been sold, upon closing of the transaction.

•	We expect the transaction to close in the second half of 2023, subject to customary closing conditions, including approval by the Company’s stockholders.

•	With respect to restricted stock units and other equity grants, more information will be provided to recipients in due course.

8.	Does this mean we are a private company today?

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No, we continue to be a public company until the transaction closes, which we expect to occur in the second half of 2023, Arconic’s common stock will no longer be listed on NYSE, and each Arconic stockholder will receive $30.00 in cash for each share of Arconic stock that they own.

•
This announcement is just the first step toward completing this transaction, and it is business as usual at Arconic.  There are still a number of customary closing conditions that must be satisfied before the transaction is complete.  We are relying on you to stay focused on your day-to-day responsibilities.

9.	Does this transaction change Arconic’s strategy?

•	This transaction should not change our strategy or the key initiatives that we currently have underway.

•	We are relying on you to stay focused on your day-to-day responsibilities and to continue serving our customers as you always have.

10.	Will there be any changes to the Arconic name and brand? What about headquarters?

•	Arconic will continue to operate under the Arconic name and brand with our headquarters in Pittsburgh, PA.

11.	Are you notifying customers? What should I say if a customer asks about this?

•	Yes, we are notifying our customers and business partners as we value our relationships with both and believe this is an important announcement to share.

•	We are communicating this news to them just as we are to you. You can relay that it is business as usual at Arconic.

12.	What do I do if I am contacted by the media or other third parties?

•	Consistent with company policy, please refer any media inquiries to Tracie Gliozzi and investor inquiries to Shane Rourke.

•	It is important we speak with one voice, and we ask that you please refrain from commenting on any questions you receive from media or the investment community.

13.	When will I receive more information? Who can I go to if I have any questions?

•	As this process moves forward, there will be milestones and we’ll communicate with you as those occur.

•	If you have any questions, do not hesitate to reach out to your manager.

Additional Information About the Proposed Transaction and Where to Find It

This communication relates to the proposed transaction involving Arconic Corporation (the “Company”).  In connection with the proposed transaction, the Company will file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s proxy statement on Schedule 14A (the “Proxy Statement”).  This communication is not a substitute for the Proxy Statement or for any other document that the Company may file with the SEC and send to its stockholders in connection with the proposed transaction.  The proposed transaction will be submitted to the Company’s stockholders for their consideration.  BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

The Company’s stockholders will be able to obtain a free copy of the Proxy Statement, as well as other filings containing information about the Company, without charge, at the SEC’s website (www.sec.gov).  Copies of the Proxy Statement and the filings with the SEC that will be incorporated by reference therein can also be obtained, without charge, by directing a request to Arconic Corporation, 201 Isabella Street, Suite 400, Pittsburgh, Pennsylvania, 15212-5872, Attention: Investor Relations; telephone (412) 315-2984, or from the Company’s website at www.arconic.com/sec-filings.

Participants in the Solicitation of Proxies

The Company and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction.  Information regarding the Company’s directors and executive officers is available in the Company’s definitive proxy statement for its 2023 annual meeting of stockholders, which was filed with the SEC on April 5, 2023, the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the SEC on February 21, 2023, and in other documents filed by the Company with the SEC.  These documents can be obtained free of charge from the sources indicated above.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in connection with the proposed transaction when they become available.  Free copies of the Proxy Statement and such other materials may be obtained as described in the preceding paragraph.  Investors should read the Proxy Statement carefully when it becomes available before making any voting or investment decisions.

Forward-Looking Statements and Information

This communication contains statements that relate to future events and expectations and, as such, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning.  All statements that reflect the Company’s expectations, assumptions, projections, beliefs or opinions about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements, relating to the condition of, or trends or developments in, the ground transportation, aerospace, building and construction, industrial, packaging and other end markets; the Company’s future financial results, operating performance, working capital, cash flows, liquidity and financial position; cost savings and restructuring programs; the Company’s strategies, outlook, business and financial prospects; share repurchases; costs associated with pension and other post-retirement benefit plans; projected sources of cash flow; potential legal liability; the impact of inflationary price pressures; and the potential impact of public health epidemics or pandemics, including the COVID-19 pandemic.  These statements reflect beliefs and assumptions that are based on the Company’s perception of historical trends, current conditions and expected future developments, as well as other factors the Company believes are appropriate in the circumstances.  Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and changes in circumstances, many of which are beyond the Company’s control.  Such risks and uncertainties include, but are not limited to: (i) continuing uncertainty regarding the impact of the COVID-19 pandemic on our business and the businesses of our customers and suppliers; (ii) deterioration in global economic and financial market conditions generally; (iii) unfavorable changes in the end markets we serve; (iv) the inability to achieve the level of revenue growth, cash generation, cost savings, benefits of our management of legacy liabilities, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations anticipated or targeted; (v) adverse changes in discount rates or investment returns on pension assets; (vi) competition from new product offerings, disruptive technologies, industry consolidation or other developments; (vii) the loss of significant customers or adverse changes in customers’ business or financial condition; (viii) manufacturing difficulties or other issues that impact product performance, quality or safety or timely delivery; (ix) the impact of pricing volatility in raw materials and inflationary pressures on our costs of production, including energy; (x) a significant downturn in the business or financial condition of a key supplier or other supply chain disruptions; (xi) challenges to or infringements on our intellectual property rights; (xii) the inability to successfully implement or to realize the expected benefits of strategic initiatives or projects; (xiii) the inability to identify or successfully respond to changing trends in our end markets; (xiv) the impact of potential cyber attacks and information technology or data security breaches; (xv) geopolitical, economic, and regulatory risks relating to our global operations, including compliance with U.S. and foreign trade and tax laws and other regulations, potential expropriation of properties located outside the U.S., sanctions, tariffs, embargoes, and renegotiation or nullification of existing agreements; (xvi) the outcome of contingencies, including legal proceedings, government or regulatory investigations, and environmental remediation and compliance matters; (xvii) the impact of the ongoing conflict between Russia and Ukraine on economic conditions in general and on our business and operations, including sanctions, tariffs, and increased energy prices; (xviii) the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could reduce anticipated benefits or cause the parties to abandon the proposed transaction; (xix) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement entered into pursuant to the proposed transaction; (xx) the possibility that the Company’s stockholders may not approve the proposed transaction; (xxi) the risk that the parties to the merger agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; (xxii) risks related to disruption of management time from ongoing business operations due to the proposed transaction; (xxiii) the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Company’s common stock; (xxiv) the risk of any unexpected costs or expenses resulting from the proposed transaction; (xxv) the risk of any litigation relating to the proposed transaction; (xxvi) the risk that the proposed transaction and its announcement could have an adverse effect on the ability of the Company to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees, stockholders and other business relationships and on its operating results and business generally; and (xxvii) the other risk factors summarized in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and other documents filed by the Company with the SEC.  The above list of factors is not exhaustive or necessarily in order of importance.  Market projections are subject to the risks discussed above and in this communication, and other risks in the market.  The statements in this communication are made as of the date set forth above, even if subsequently made available by the Company on its website or otherwise.  The Company disclaims any intention or obligation to update any forward-looking statements, whether in response to new information, future events, or otherwise, except as required by applicable law.